UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 29, 2012

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

1. Adoption of Form of Restricted Stock Unit Agreement and Revised Form of Stock Option Agreement

On February 29, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Career Education Corporation (the “Company”) determined to begin granting restricted stock units (“RSUs”) to eligible employees and approved a form of restricted stock unit agreement (the “RSU Agreement”) under the Career Education Corporation 2008 Incentive Compensation Plan (the “Plan”). The Committee also approved a revised form of stock option agreement (the “Revised Option Agreement”) under the Plan. Effective March 1, 2012, the Committee granted RSUs to certain eligible employees, including the Company’s current executive officers.

The amount and terms of each award of RSUs will be determined by the Committee in its sole discretion and will be set forth in an individual’s RSU Agreement. Each RSU constitutes a right to receive one share of the Company’s common stock, subject to vesting. Shares of the Company’s common stock underlying the number of vested RSUs will be delivered as soon as practicable after vesting. If the grantee’s employment is terminated because of death or disability, then the remaining unvested portion of the RSUs will immediately vest as of the grantee’s termination date. If the grantee’s employment is terminated for any other reason, then any unvested RSUs under the award will automatically terminate and be forfeited. Upon a change of control of the Company, the grantee will have such rights with respect to the RSUs as are provided in the Plan.

The form of Revised Option Agreement has been amended primarily to remove specific vesting terms and to permit any notice thereunder to be transmitted by electronic means.

The foregoing descriptions of the form RSU Agreement and form Revised Option Agreement do not purport to be complete and are qualified in their entirety by reference to the form agreements, copies of which are attached to this Current Report on Form 8-K (this “Report”) as Exhibits 10.1 and 10.2 and are incorporated herein by reference to this Report.

2. Grants of Stock Options and Restricted Stock Units to Steven H. Lesnik

On March 1, 2012, the Compensation Committee granted to Steven H. Lesnik, the Company’s Chairman, President and Chief Executive Officer: (a) time-based options to purchase 114,811 shares of Company common stock, which options shall vest and become exercisable in full on March 1, 2013 and (b) performance-based options to purchase 143,513 shares of Company common stock, which options shall vest and become exercisable in full on the later to occur of (1) March 1, 2013, and (2) the achievement of certain performance criteria. The exercise price of the options is $8.63 per share, the closing price of the Company’s common stock on the date of grant. The Committee also granted to Mr. Lesnik 114,811 performance-based RSUs. Each RSU will cease to be restricted and shall become non-forfeitable on March 1, 2013, subject to the achievement of certain performance criteria on or prior to such date.

The grant of time-based options to Mr. Lesnik is evidenced by the Non-Qualified Stock Option Agreement filed with this Report as Exhibit 10.3. The grant of performance-based options to Mr. Lesnik is evidenced by the Non-Qualified Stock Option Agreement filed with this Report as Exhibit 10.4. The grant of performance-based RSUs to Mr. Lesnik is evidenced by the form of Restricted Stock Unit Agreement filed with this Report as Exhibit 10.5.

The foregoing descriptions of Exhibits 10.3, 10.4 and 10.5 do not purport to be complete and are qualified in their entirety by reference to the agreements, copies of which are attached to this Report as Exhibits 10.3, 10.4 and 10.5 and are incorporated herein by reference to this Report.

3. Budlong Separation Agreement.

Mr. Thomas G. Budlong, the Company’s former Senior Vice President, Chief Administrative Officer and Chief of Staff separated from the Company on October 31, 2011. In connection with the preparation of the Company’s Proxy Statement for it’s 2012 Annual Meeting of Stockholders, the Company has determined that Mr. Budlong will be designated as a “named executive officer” for the year ended December 31, 2011, in such Proxy Statement. As a result, the Company is filing the Separation Agreement and General Release, dated October 31, 2011, entered into between Mr. Budlong and the Company, as Exhibit 10.6 to this Report, which is incorporated herein by reference to this Report.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits

10.1	Form of Restricted Stock Unit Agreement (Time-Based)

10.2	Form of Non-Qualified Stock Option Agreement

10.3	Non-Qualified Stock Option Agreement dated March 1, 2012, by and between Career Education Corporation and Steven H. Lesnik (Time-Based)

10.4	Non-Qualified Stock Option Agreement dated March 1, 2012, by and between Career Education Corporation and Steven H. Lesnik (Performance-Based)

10.5	Form of Restricted Stock Unit Agreement (Performance-Based)

10.6	Separation Agreement and General Release dated October 31, 2011, by and between Career Education Corporation and Thomas A. Budlong

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers Senior Vice President, General Counsel and Corporate Secretary

Dated: March 6, 2012

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Form of Restricted Stock Unit Agreement (Time-Based)

10.2	Form of Non-Qualified Stock Option Agreement

10.3	Non-Qualified Stock Option Agreement dated March 1, 2012, by and between Career Education Corporation and Steven H. Lesnik (Time-Based)

10.4	Non-Qualified Stock Option Agreement dated March 1, 2012, by and between Career Education Corporation and Steven H. Lesnik (Performance-Based)

10.5	Form of Restricted Stock Unit Agreement (Performance-Based)

10.6	Separation Agreement and General Release dated October 31, 2011, by and between Career Education Corporation and Thomas A. Budlong

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